UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/31/2012

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10183 North Aero Drive, Suite 2

Hayden, ID 83835

(Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01   Entry into a Material Definitive Agreements.

On December 31, 2012, four creditors of Greenplex Services, Inc., including Officer and Director Kyle Carlson, that had outstanding loans due to them from Greenplex agreed to convert their loans due plus any accrued interest into common shares of stock at a conversion rate of $0.04 per share.  The total outstanding loans in aggregate were $22,452 and the aggregate interest accrued up to December 31, 2012 was $839.  A total of 582,277 shares in aggregate were issued in exchange for the loans due.

Item 3.02   Unregistered Sales of Securities.

On December 31, 2012, we issued 582,277 unregistered shares of its common stock, par value $0.001, at $0.04 per share from our treasury to four creditors of Greenplex Services, Inc., including Officer and Director Kyle Carlson, in exchange for outstanding loans in aggregate of $22,452 and aggregate interest accrued of $839.  In the issuance of the securities referenced under Item 1.01 of this report we are relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 for sales to sophisticated investors given full disclosure.  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  January 7, 2013

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO